EXECUTION VERSION

Exhibit 10.4

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of July 18, 2014 (this “Agreement”), is made by [●], a Nevada corporation (“Pledgor”), in favor of Commonwealth Bank of Australia, as collateral agent (“Collateral Agent”).

Recitals

A. Commonwealth Bank of Australia, as administrative agent, collateral agent, technical agent and initial lender, the other lenders party thereto from time to time and MDW Pan LLP, a Delaware limited liability partnership (“Borrower”) are entering into a Credit Agreement, dated as of the date hereof (the “Credit Agreement”), which provides, among other things, for the provision of a project finance facility and a cost overrun facility in an aggregate principal amount outstanding not to exceed U.S.$55 million (the “Debt Facilities”).

B. The Borrower is entering into secured hedge agreements, dated on or about the date hereof (the “Secured Hedge Agreements”), with certain Approved Hedge Counterparties (as defined in the Credit Agreement).

C. The Pledgor is an affiliate of the Borrower and is guaranteeing the Borrower’s obligations under the Credit Agreement and the Secured Hedge Agreements, pursuant to the terms of a Completion Guaranty, dated as of the date hereof, in favor of the Collateral Agent (the “Completion Guaranty”).

D. It is a condition precedent to the making of loans under the Credit Agreement and the entry into secured hedges under the Secured Hedge Agreements that the Pledgor execute and deliver this Agreement.

Agreement

In consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.
(a) Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

(b) Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(c) For purposes of this Agreement, the following terms shall have the following meanings:

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“Economic Completion Date” has the meaning set forth in the Credit Agreement.

“Event of Default” has the meaning set forth in the Credit Agreement.

“Goshute Challenge Resolution Date” has the meaning set forth in the Credit Agreement.

“Lien” has the meaning set forth in the Credit Agreement.

“Loan Document” has the meaning set forth in the Credit Agreement.

“Loan Parties” has the meaning set forth in the Credit Agreement.

“Majority Lenders” has the meaning set forth in the Credit Agreement.

“Person” has the meaning set forth in the Credit Agreement.

“Pledged Collateral” has the meaning set forth in Section 2.

“Pledged Debt” means the indebtedness described in Schedule 1 hereto and all additional indebtedness from time to time owed to the Pledgor (whether incurred prior to or after the date hereof) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Pledged Equity Interests” means the Pledged Partnership Interests.

“Pledged Partnership Interests” means the partnership interests described in Schedule 1 hereto and issued by the issuers named therein and all additional partnership interests and other equity interests from time to time acquired by the Pledgor in any manner, including, without limitation, all of the economic interests, right to vote or to otherwise control or participate in management, and the certificates, instruments and agreements representing the Pledged Partnership Interests and includes any securities or other interests, howsoever evidenced or denominated, received by the Pledgor in exchange for or as a distribution on or otherwise received in respect of the Pledged Partnership Interests.

“Proceeds” means “proceeds” as such term is defined in Section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity Interests or Pledged Debt, all proceeds of, collateral for and supporting obligations relating to, any and all of the Pledged Equity Interests and Pledged Debt, all subscription warrants, rights or options issued thereon or with respect thereto and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the Pledged Equity Interests or Pledged Debt.

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“Secured Parties” has the meaning set forth in the Credit Agreement.

“Secured Obligations” has the meaning set forth in the Credit Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Nevada or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Pledged Collateral, the Uniform Commercial Code as in effect from time to time in such state.

1. Pledge. The Pledgor hereby pledges, assigns and grants to the Collateral Agent for the benefit of the Secured Parties, and hereby creates a continuing first priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties in and to, all of its right, title and interest in and to the Pledged Equity Interests and the Pledged Debt, whether now existing or hereafter from time to time arising or acquired, including all Proceeds and products of the foregoing (collectively, the “Pledged Collateral”).

2. Secured Obligations. The Pledged Collateral secures the due and prompt payment and performance of all Secured Obligations now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise, including without limitation:

(a) the obligations of the Pledgor, the Borrower and each of the other Loan Parties from time to time arising under the Credit Agreement, the Completion Guaranty, this Agreement or otherwise with respect to the Debt Facilities and the Secured Hedge Agreements; and

(b) all other covenants, duties, debts, obligations and liabilities of any kind of the Pledgor, the Borrower and each of the other Loan Parties under or in respect of the Credit Agreement, the Completion Guaranty, this Agreement, any other Loan Document or any other document made, delivered or given in connection with any of the foregoing.

3. Perfection of Pledge.

(a) The Pledgor shall, from time to time, immediately take all actions as may reasonably be requested by the Collateral Agent to perfect the security interest of the Collateral Agent in the Pledged Collateral, including, without limitation, with respect to all Pledged Collateral over which control may be obtained within the meaning of Section 8-106 of the UCC, all actions as may reasonably be requested from time to time by the Collateral Agent so that control of such Pledged Collateral is obtained and at all times held by the Collateral Agent. All of the foregoing shall be at the sole cost and expense of the Pledgor.

(b) The Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, without the signature of the Pledgor where permitted by law. The Pledgor

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agrees to provide all information reasonably required by the Collateral Agent in connection with the filing of any financing statement or amendment promptly to the Collateral Agent upon request.
4. Representations and Warranties. The Pledgor represents and warrants to the Collateral Agent (for the benefit of the Secured Parties) as follows:

(a) The Pledged Equity Interests and Pledged Debt have been duly authorized and validly issued, and are fully paid and non-assessable and subject to no options to purchase or similar rights. All information set forth in Schedule 1 relating to the Pledged Equity Interests and Pledged Debt is accurate and complete (it being understood that Schedule 1 sets forth all Pledged Debt now existing other than Pledged Debt owed to the Pledgor by a Loan Party that is not evidenced by a note or similar instrument). The Pledgor does not own, and does not have the option to purchase or similar right to acquire, any equity interests (including the right to vote or to otherwise control or participate in management) in or any indebtedness with respect to any Person other than the Loan Parties.

(c) At the time the Pledged Collateral becomes subject to the Lien created by this Agreement, the Pledgor will be the sole, direct, legal and beneficial owner thereof, free and clear of any Lien except for the security interest created by this Agreement.

(d) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment and performance when due of the Secured Obligations.

(e) The Pledgor has full power, authority and legal right to execute and deliver this Agreement and the other Loan Documents to which the Pledgor is party and to pledge the Pledged Collateral pursuant to this Agreement.

(f) Each of this Agreement and the other Loan Documents to which the Pledgor is party has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(g) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other entity is required for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution and delivery by the Pledgor of this Agreement or the other Loan Documents to which the Pledgor is party or the performance by the Pledgor of its obligations hereunder and thereunder.

(h) The execution and delivery by the Pledgor of this Agreement and the other Loan Documents to which the Pledgor is party, and the performance by the Pledgor of its obligations hereunder and thereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Pledgor or any of its property, or the

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organizational or governing documents of the Pledgor or any agreement or instrument to which the Pledgor is party or by which it or its property is bound.

(i) The Pledgor has taken all action required on its part for control (as defined in Section 8-106 of the UCC) to have been obtained by the Collateral Agent (for the benefit of the Secured Parties) over all Pledged Collateral with respect to which such control may be obtained pursuant to the UCC. No Person other than the Collateral Agent (acting for the benefit of Secured Parties) has control or possession of all or any part of the Pledged Collateral. Without limiting the foregoing, all certificates, agreements or instruments representing or evidencing the Pledged Collateral in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank.  With respect to any Pledged Equity Interest that is an uncertificated security, the Pledgor has caused the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with the Pledgor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of the Pledgor.

(j) The Pledgor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule 2 and the Pledgor has only the trade names listed on Schedule 2. The Pledgor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office in the state or jurisdiction set forth in Schedule 2.  The information set forth in Schedule 2 is true and accurate in all respects. In the last five (5) years,  the Pledgor  has not previously changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Part A of Schedule 2 hereto, other than as disclosed in Part B thereof.

5. Distributions and Voting Rights.

(a) The Collateral Agent agrees that unless an Event of Default shall have occurred and be continuing, the Pledgor may, to the extent the Pledgor has such right as a holder of the Pledged Collateral, vote and give consents, ratifications and waivers with respect thereto, except to the extent that any such vote, consent, ratification or waiver could detract from the value thereof as Pledged Collateral or which could be inconsistent with or result in any violation of any provision of this Agreement or any other Loan Document. The Pledgor will exercise its rights (voting or otherwise) with respect to the Pledged Collateral to ensure performance by the Pledgor and each of the other Loan Parties of their obligations under the Loan Documents.

(b) To the extent permitted by the terms of the other Loan Documents, the Collateral Agent agrees that the Pledgor may receive and retain all dividends and other distributions with respect to the Pledged Collateral.

6. Further Assurances.

(a) The Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral and the first priority Lien of the Collateral Agent therein against the claim of any Person claiming against or through the Pledgor and shall maintain and preserve such perfected first priority Lien until such Lien is terminated and released in accordance with Section 18.

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(b) The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents that the Collateral Agent may reasonably request, make commercially reasonable efforts to obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Pledged Collateral.

(c) The Pledgor will not, without providing at least 10 days’ prior written notice to the Collateral Agent, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. The Pledgor will, prior to any change described in the preceding sentence, take all actions reasonably requested by the Collateral Agent to maintain the perfection and priority of the Collateral Agent’s security interest in the Pledged Collateral.

7. Transfers and Other Liens. The Pledgor agrees that it will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien or other restriction or limitation of any nature whatsoever on, any of the Pledged Collateral or any interest therein except (a) as expressly provided for herein,  or (b) with the prior written consent of the Collateral Agent (acting at the direction of Majority Lenders).

2. Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Collateral Agent as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument which the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same (but the Collateral Agent shall not be obligated to and shall have no liability to the Pledgor or any third party for failure to do so or take action). Such appointment, being coupled with an interest, shall be irrevocable, until (subject to reinstatement as provided in the last sentence of Section 17) the security interest granted herein is terminated and released in accordance with Section 18 hereof; provided, that the Collateral Agent shall not exercise its rights as attorney-in-fact prior to the occurrence and during the continuance of an Event of Default without first providing the Pledgor written notice of such action and a reasonable opportunity to take such action. The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

3. Collateral Agent May Perform. If the Pledgor fails to perform any obligation contained in this Agreement, the Collateral Agent may itself perform, or cause performance of, such obligation (provided that the Collateral Agent shall not perform such obligations prior to the occurrence of an ongoing Event of Default without first providing the Pledgor written notice of such failure and (as determined by the Collateral Agent in its sole discretion) a reasonable

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opportunity to perform such obligation), and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor; provided that the Collateral Agent shall not be required to perform or discharge any obligation of the Pledgor.

8. Reasonable Care. The Collateral Agent shall have no duty with respect to the care and preservation of the Pledged Collateral beyond the exercise of reasonable care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral. Nothing set forth in this Agreement, nor the exercise by the Collateral Agent of any of the rights and remedies hereunder, shall relieve the Pledgor from the performance of any obligation on the Pledgor’s part to be performed or observed in respect of any of the Pledged Collateral.

9. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may, without any other notice to or demand upon the Pledgor, assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Pledged Collateral. If notice prior to disposition of the Pledged Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Pledgor at its notice address as provided in Section 16 hereof ten (10) days prior to the date of such disposition shall constitute reasonable notice. So long as the sale of the Pledged Collateral is made in a commercially reasonable manner, the Collateral Agent may sell such Pledged Collateral on such terms and to such purchaser(s) as the Collateral Agent in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Pledged Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Pledged Collateral, if permitted by applicable law, the Collateral Agent may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by it of any rights hereunder. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Pledged Collateral and any other security for

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the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Collateral Agent or any custodian may bid for and purchase all or any part of the Pledged Collateral so sold free from any such right or equity of redemption. Neither the Collateral Agent nor any custodian shall be liable for failure to collect or realize upon any or all of the Pledged Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Collateral Agent shall not be obligated to clean-up or otherwise prepare the Pledged Collateral for sale.

(b) All rights of the Pledgor to (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 6(a), and (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain pursuant to Section 6(b) shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Pledged Collateral.

(c) Any cash held by the Collateral Agent as Pledged Collateral and all cash Proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied in whole or in part by the Collateral Agent to the payment of expenses incurred by the Collateral Agent in connection with the foregoing or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of the Collateral Agent hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in accordance with the Loan Documents. Any surplus of such cash or cash Proceeds held by the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus. The Pledgor shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Pledged Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Collateral Agent to collect such deficiency.

(d) If the Collateral Agent shall determine to exercise its rights to sell all or any of the Pledged Collateral pursuant to this Section, the Pledgor agrees that, upon request of the Collateral Agent, the Pledgor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

10. No Waiver and Cumulative Remedies. The Collateral Agent shall not by any act (except by a written instrument pursuant to Section 15), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

11. Security Interest Absolute. The Pledgor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Pledged Collateral received or delivered or other action taken in reliance hereon and all other demands and notices

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of any description. All rights of the Collateral Agent and Liens hereunder, and all Secured Obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:
(a) any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument;

(b) any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of this Agreement, any other Loan Document or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

(c) any taking, exchange, substitution, release, impairment or non-perfection of any Pledged Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations;

(d) any manner of sale, disposition or application of proceeds of any Pledged Collateral or any other collateral or other assets to all or part of the Secured Obligations;
(e) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Pledgor against the Collateral Agent or any other Secured Party; or

(g) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Secured Obligations or any existence of or reliance on any representation by the Collateral Agent that might vary the risk of the Pledgor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Pledgor or any other grantor, guarantor or surety.

12. Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Pledgor therefrom shall be effective, unless the same shall be in writing and signed by the Collateral Agent and the Pledgor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

13. Notices.  All notices and other communications required or permitted under this Agreement shall be in writing and shall be conclusively deemed to have been duly given to a party (a) when hand delivered to that party, (b) delivered by registered mail to that party or (c) when delivered by a reputable overnight delivery service, delivery charge prepaid, addressed to that party as set forth below:

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Collateral Agent:

Commonwealth Bank of Australia
599 Lexington Avenue, 17th Floor
New York, New York 10022

Attn: Director, Project Finance

Tele:  (212) 848-9231; (212) 848-9284

Fax:  (212) 336-7725

Pledgor:

[●]
c/o Midway Gold Corp.

8310 South Valley Hwy, Suite 280

Englewood, CO  80112

Attn:  Chief Financial Officer

Tele:  (720) 979-0900

Fax:  (720) 979-0898

With a copy to (which shall not constitute notice):

Dorsey & Whitney LLP

50 S. Sixth Street, Suite 1500

Minneapolis, MN 55402

Attn: Michael Pignato, Esq.

Tele: (612) 340-5643

Fax: (612) 340-2643

A party may change the addresses given above by giving the other party written notice of the new address in the manner set forth above.

14. Continuing Security Interest; Further Actions. This Agreement shall create a continuing first priority Lien in the Pledged Collateral and shall (a) remain in full force and effect until terminated in accordance with Section 18, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure to the benefit of the Collateral Agent and its successors, transferees and assigns; provided that the Pledgor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment or occurrence resulting in release or termination in accordance with Section 18 is rescinded or must otherwise be restored, refunded or returned by any Secured Party.

15. Termination; Release.  With respect to all Pledged Collateral, on the later to occur of the Economic Completion Date and the Goshute Challenge Resolution Date, the security interest granted herein and any Liens granted by the Pledgor in favor of the Collateral Agent shall automatically terminate and be released without any further action. The Collateral Agent will, at the request and sole expense of the Pledgor, (a) execute and deliver to the Pledgor such

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documents as the Pledgor shall reasonably request to evidence the release of such Pledged Collateral as may then remain in the possession of the Collateral Agent from the security interest granted hereby (without recourse and without any representation or warranty) and (b) execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement with respect to all Pledged Collateral.

16. Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Nevada.

17. Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18. Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Agreement.

19. Entire Agreement. This Agreement constitutes the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

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EXECUTION VERSION

Exhibit 10.4

The parties hereto have executed this Agreement as of the date first above written.

[●], as Pledgor

By:____________________________________

Name:

Title:

1

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Commonwealth Bank of Australia, as Collateral Agent

By:____________________________________

Name:

Title:

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